Exhibit 1.01
Infinera Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2015 to December 31, 2015
_____________________________________________________________________________________________

Introduction
This is the Conflict Minerals Report of Infinera Corporation (“we,” “our,” “us,” or “Infinera”) prepared for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Rule 13p-1 imposes certain reporting obligations on registrants whose manufactured products contain certain conflict minerals that are necessary to the functionality or production of such products. The term “conflict minerals” is defined in Item 1.01(d) of Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or adjoining countries, which are the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively with the DRC, the “Covered Countries”).
In conducting due diligence on our supply chain for purposes of complying with Rule 13p-1, we designed our efforts in conformity with the internationally recognized due diligence framework provided by the Organisation for Economic Co-Operation and Development (“OECD”). Specifically, this is based on and designed to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, including the related supplements on tantalum, tin, tungsten and gold (the “OECD Guidance”).
Overview
Company Profile
We provide optical transport networking equipment, software and services to telecommunications service providers, Internet content providers, cable providers, wholesale and enterprise carriers, research and education institutions, and government entities (collectively, “Service Providers”) across the globe. Optical transport networks are deployed by Service Providers facing significant demands for optical bandwidth prompted by increased use of high-speed Internet access, mobile broadband, high-definition video streaming services, business Ethernet services and cloud-based services.
Our products for the reporting period covered by this report included the (i) DTN platform; (ii) DTN-X family of platforms; (iii) ATN platform; and (iv) Cloud Xpress platform. The platforms connect to one another using an optical “line system,” which we refer to as the Infinera Line System. All the platforms and the line system are collectively referred to herein as the “Covered Products.” We have determined that our hardware products contain one or more conflict minerals and thus are within the scope of Rule 13p-1.
On August 20, 2015, we acquired 95.8% of the outstanding common shares and voting interest in Transmode AB, a metro packet-optical networking company based in Stockholm, Sweden. Transmode had not previously been obligated to provide a Form SD concerning the use of conflict minerals in its products and therefore, its products are not included as part of the Covered Products addressed in this Conflict Minerals Report. Transmode’s products, to the extent applicable, will be included in our conflict minerals process for calendar year 2016.
Reasonable Country of Origin Inquiry
We procure our components and materials from a variety of suppliers around the world and we have determined that during calendar year 2015 we have manufactured (or contracted to manufacture) products as to which conflict minerals are necessary to the functionality or production of the Covered Products. In accordance with Rule 13p-1, we conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals may have originated in the Covered Countries or come from recycled or scrap sources.

Our RCOI process included conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative (“CFSI”). We do not have direct contracts with raw material providers for our Covered Products and do not directly source 3TGs. We source products from suppliers, which in turn, source materials, components and products from their suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and 3TG smelters and refiners. Due to our extended supply chain, we leverage our suppliers to provide us with information concerning the sources and chains of custody of 3TGs necessary to the functionality or production of the Covered Products.

We used the CMRT responses from our direct suppliers to gather information regarding the origin of the minerals in the products and components they supplied to us, as well as the smelters and refiners that may have processed the conflict minerals in our supply chain. We obtained additional country of origin information for the smelters identified as potentially being within our supply chain through our membership in the CFSI. Based on the results of our RCOI, we determined that a number of smelters and/or refiners identified in our supply chain either source, or we had reason to believe may source, 3TG from the Covered Countries, and we have exercised due diligence on the source and chain of custody of the conflict minerals.
Design of Conflict Minerals Program

We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risk in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of supply chain due diligence
Step 5:     Report on supply chain due diligence
Consistent with the OECD Guidance, we relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the Covered Countries.
Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of conflict minerals and to exercise due diligence on our supply chain in conformance with the OECD Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team - We have established a conflict minerals team that includes individuals from the appropriate business units and departments, including legal, finance, operations and procurement. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers.

b.
Conflict minerals policy - We have adopted and published a policy establishing the expectations of our suppliers. The policy can be found on our website at http://www.infinera.com/company/social-responsibility/conflict-minerals/ on the Corporate Social Responsibility webpage. It is periodically reviewed and will be updated, if necessary.

c.	Supplier engagement - We require our suppliers to fully disclose any materials found in components or products they supply to us that contain 3TG. In addition, we have incorporated requirements for compliance with conflict minerals disclosure into the periodic business reviews conducted with key suppliers. The periodic business reviews enable us to evaluate the performance and set goals for continuous improvement regarding supply chain issues including any issues related to conflict minerals.

d.
Company level grievance mechanism - As recommended by the OECD Guidance, we have established a grievance mechanism, which is set forth in our Conflict Minerals Policy. Reports can be made anonymously, and will be kept confidential to the fullest extent practicable and allowed by law.

e.	Records management - We will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risk in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identified Direct Suppliers - We try to identify all direct, or first tier, suppliers who may provide components and materials that contain 3TG in the Covered Products during the calendar year 2015 reporting period. We rely on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us - including sources of conflict minerals that are supplied to them by upstream suppliers.

b.
Conducted RCOI - We utilized the industry-developed CMRT to query our direct suppliers for conflict minerals information, and we require our direct suppliers to query their upstream suppliers for the necessary conflict minerals information. We evaluated the information gathered from the CMRT’s submitted by our direct suppliers to determine our reporting obligation based on this RCOI.

c.
Completed additional follow-up - We reviewed the CMRT submissions to validate if they were complete and to identify any contradictions or inconsistencies. We also have worked with suppliers to secure updated responses where necessary.

d.
Identify smelters/processors - We collected a list of smelters/processors that may have processed conflict minerals in our supply chain by utilizing the responses to the CMRT. We reconciled this list to the list of smelter facilities designated by the CFSI Conflict-Free Smelter Program. We have provided that list in this report.

Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:

a.	Designed and implemented a plan -We adopted and utilized the CMRT to monitor and mitigate supply chain risk.

b.
Verify smelters - As part of the risk mitigation process, we reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “conflict-free” by the CFSI Conflict-Free Smelter Program.

c.	Supplier outreach - We followed up with suppliers that did not initially respond to our requests to complete the CMRT and followed up with questions to explain contradictions and inconsistencies.

d.	Meet with management - Members of the conflict minerals team periodically report to senior management on program developments and progress.
Step 4: Carry out independent third-party audit of supply chain due diligence
We are relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries.

We are a member of the CFSI (INFI). As a member, we have supported the development of the Conflict-Free Smelter Program (“CFSP”) and have relied on the CFSP to determine the country of origin of conflict minerals in our products. The CFSP uses independent third-party audits to certify smelters and refiners that can demonstrate that the 3TGs which they process do not originate from sources that may be directly or indirectly financing or benefitting armed groups in a Covered Country. The efforts to determine location of origin through the CFSI is described on the CFSI website at: http://www.conflictfreesourcing.org/. We remain supportive of industry-wide efforts to expand smelter certification.
Step 5: Report on supply chain due diligence
This report and our Form SD will be filed with the SEC, and this report is publicly available on our website at www.infinera.com.
Results of RCOI and Due Diligence
We conducted a survey of the 60 direct suppliers that we identified may provide products or components containing 3TG and received a response to our inquiry from all of these direct suppliers in calendar year 2015. We did receive, however, some incomplete responses from those surveyed, including responses that still contain incomplete smelter lists.
We have determined that a portion of the conflict minerals contained in the Covered Products originated from the Covered Countries, but we were unable to determine the origin of all the conflict minerals in our Covered Products. Because we have not described any of our products as “DRC conflict free,” an independent private sector audit is not required to be conducted under Rule 13p-1, based on guidance from the SEC’s staff, and therefore has not been conducted.
Smelters or Refiners
We present in this report a list of smelters or refiners provided by those of our suppliers who completed the smelter list on the CMRT, to the extent reasonably determinable, and that may have provided conflict minerals in any of the Covered Products. This table below includes only facilities, to the extent known, that have been validated by the CFSI as facilities that are certified Conflict-Free or are listed in the Template as “known smelters or refiners.” Smelters and refiners that are denoted with an asterisk (*) in the table below have received a “conflict free” designation from an independent third party audit program or are “active” smelters or refiners in pursuit of a “conflict free” designation as of April 27, 2016. For smelter and refinery identification, the vast majority of our suppliers provided data at a company or divisional level, or otherwise were unable to identify specific entities that had processed 3TGs contained in the materials, components, or products supplied to us. This was expected given the multiple tiers of suppliers and other entities that are positioned between our direct suppliers and 3TG smelters or refiners. Because of this, we are unable, at this time, to verify that any of the 3TG smelters or refiners that our suppliers identified were part of our raw materials supply chain.

Metal	Smelter	Smelter ID
Gold	Advanced Chemical Company (*)	CID000015
Gold	Aida Chemical Industries Co., Ltd. (*)	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. (*)	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC) (*)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração (*)	CID000058
Gold	Argor-Heraeus S.A. (*)	CID000077

Metal	Smelter	Smelter ID
Gold	Asahi Pretec Corp. (*)	CID000082
Gold	Asaka Riken Co., Ltd. (*)	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG (*)	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) (*)	CID000128
Gold	Boliden AB (*)	CID000157
Gold	C. Hafner GmbH + Co. KG (*)	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation (*)	CID000185
Gold	Cendres + Métaux S.A. (*)	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Chimet S.p.A. (*)	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd. (*)	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	DSC (Do Sung Corporation) (*)	CID000359
Gold	DODUCO GmbH (*)	CID000362
Gold	Dowa (*)	CID000401
Gold	Eco-System Recycling Co., Ltd. (*)	CID000425
Gold	OJSC Novosibirsk Refinery (*)	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH (*)	CID000694
Gold	Heraeus Ltd. Hong Kong (*)	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG (*)	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hwasung CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. (*)	CID000801
Gold	Ishifuku Metal Industry Co., Ltd. (*)	CID000807
Gold	Istanbul Gold Refinery (*)	CID000814
Gold	Japan Mint (*)	CID000823
Gold	Jiangxi Copper Co., Ltd. (*)	CID000855
Gold	Asahi Refining USA Inc. (*)	CID000920
Gold	Asahi Refining Canada Ltd. (*)	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant (*)	CID000927
Gold	JSC Uralelectromed (*)	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd. (*)	CID000937
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc (*)	CID000957
Gold	Kennecott Utah Copper LLC (*)	CID000969
Gold	Kojima Chemicals Co., Ltd. (*)	CID000981
Gold	Korea Metal Co., Ltd.	CID000988
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L'azurde Company For Jewelry	CID001032

Metal	Smelter	Smelter ID
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc. (*)	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion (*)	CID001113
Gold	Matsuda Sangyo Co., Ltd. (*)	CID001119
Gold	Metalor Technologies (Suzhou) Ltd. (*)	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd. (*)	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd. (*)	CID001152
Gold	Metalor Technologies S.A. (*)	CID001153
Gold	Metalor USA Refining Corporation (*)	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V. (*)	CID001161
Gold	Mitsubishi Materials Corporation (*)	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd. (*)	CID001193
Gold	Moscow Special Alloys Processing Plant (*)	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª. (*)	CID001220
Gold	Navoi Mining and Metallurgical Combinat (*)	CID001236
Gold	Nihon Material Co., Ltd. (*)	CID001259
Gold	Elemetal Refining, LLC (*)	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd. (*)	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet) (*)	CID001326
Gold	PAMP S.A. (*)	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals (*)	CID001386
Gold	PT Aneka Tambang (Persero) Tbk (*)	CID001397
Gold	PX Précinox S.A. (*)	CID001498
Gold	Rand Refinery (Pty) Ltd. (*)	CID001512
Gold	Royal Canadian Mint (*)	CID001534
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals (*)	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	Schone Edelmetaal B.V. (*)	CID001573
Gold	SEMPSA Joyería Platería S.A. (*)	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. (*)	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd. (*)	CID001736
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals (*)	CID001756
Gold	Solar Applied Materials Technology Corp. (*)	CID001761
Gold	Sumitomo Metal Mining Co., Ltd. (*)	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K. (*)	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd. (*)	CID001916
Gold	Tokuriki Honten Co., Ltd. (*)	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947

Metal	Smelter	Smelter ID
Gold	Torecom (*)	CID001955
Gold	Umicore Brasil Ltda. (*)	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining (*)	CID001980
Gold	United Precious Metal Refining, Inc. (*)	CID001993
Gold	Valcambi S.A. (*)	CID002003
Gold	Western Australian Mint trading as The Perth Mint (*)	CID002030
Gold	Yamamoto Precious Metal Co., Ltd. (*)	CID002100
Gold	Yokohama Metal Co., Ltd. (*)	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation (*)	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery (*)	CID002243
Gold	Morris and Watson	CID002282
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Umicore Precious Metals Thailand (*)	CID002314
Gold	Faggi Enrico S.p.A. (*)	CID002355
Gold	Geib Refining Corporation (*)	CID002459
Gold	MMTC-PAMP India Pvt., Ltd. (*)	CID002509
Gold	Republic Metals Corporation (*)	CID002510
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna (*)	CID002511
Gold	Singway Technology Co., Ltd. (*)	CID002516
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC (*)	CID002561
Gold	Kaloti Precious Metals	CID002563
Gold	T.C.A S.p.A (*)	CID002580
Gold	SAXONIA Edelmetalle GmbH (*)	CID002777
Gold	WIELAND Edelmetalle GmbH (*)	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH (*)	CID002779
Tantalum	Changsha South Tantalum Niobium Co., Ltd. (*)	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry (*)	CID000291
Tantalum	Duoluoshan (*)	CID000410
Tantalum	Exotech Inc. (*)	CID000456
Tantalum	F&X Electro-Materials Ltd. (*)	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. (*)	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc. (*)	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. (*)	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd. (*)	CID000917
Tantalum	King-Tan Tantalum Industry Ltd. (*)	CID000973
Tantalum	LSM Brasil S.A. (*)	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd. (*)	CID001163
Tantalum	Mineração Taboca S.A. (*)	CID001175
Tantalum	Mitsui Mining & Smelting (*)	CID001192
Tantalum	Molycorp Silmet A.S. (*)	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. (*)	CID001277
Tantalum	QuantumClean (*)	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd. (*)	CID001522
Tantalum	Solikamsk Magnesium Works OAO (*)	CID001769

Metal	Smelter	Smelter ID
Tantalum	Taki Chemicals (*)	CID001869
Tantalum	Telex Metals (*)	CID001891
Tantalum	Ulba Metallurgical Plant JSC (*)	CID001969
Tantalum	Zhuzhou Cemented Carbide (*)	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. (*)	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. (*)	CID002492
Tantalum	D Block Metals, LLC (*)	CID002504
Tantalum	FIR Metals & Resource Ltd. (*)	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. (*)	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. (*)	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. (*)	CID002512
Tantalum	KEMET Blue Metals (*)	CID002539
Tantalum	Plansee SE Liezen (*)	CID002540
Tantalum	H.C. Starck Co., Ltd. (*)	CID002544
Tantalum	H.C. Starck GmbH Goslar (*)	CID002545
Tantalum	H.C. Starck GmbH Laufenburg (*)	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH (*)	CID002547
Tantalum	H.C. Starck Inc. (*)	CID002548
Tantalum	H.C. Starck Ltd. (*)	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG (*)	CID002550
Tantalum	Plansee SE Reutte (*)	CID002556
Tantalum	Global Advanced Metals Boyertown (*)	CID002557
Tantalum	Global Advanced Metals Aizu (*)	CID002558
Tantalum	KEMET Blue Powder (*)	CID002568
Tantalum	Tranzact, Inc. (*)	CID002571
Tantalum	E.S.R. Electronics (*)	CID002590
Tantalum	Resind Indústria e Comércio Ltda. (*)	CID002707
Tantalum	Jiangxi Tuohong New Raw Material (*)	CID002842
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. (*)	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd. (*)	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tin	Alpha (*)	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda. (*)	CID000295
Tin	CV Gita Pesona (*)	CID000306
Tin	PT Justindo (*)	CID000307
Tin	PT Aries Kencana Sejahtera (*)	CID000309
Tin	CV Serumpun Sebalai (*)	CID000313
Tin	CV United Smelting (*)	CID000315
Tin	Dowa (*)	CID000402
Tin	EM Vinto (*)	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals (*)	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. (*)	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760

Metal	Smelter	Smelter ID
Tin	Gejiu Kai Meng Industry and Trade LLC (*)	CID000942
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Tin	China Tin Group Co., Ltd. (*)	CID001070
Tin	Malaysia Smelting Corporation (MSC) (*)	CID001105
Tin	Metallic Resources, Inc. (*)	CID001142
Tin	Mineração Taboca S.A. (*)	CID001173
Tin	Minsur (*)	CID001182
Tin	Mitsubishi Materials Corporation (*)	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd. (*)	CID001314
Tin	Operaciones Metalurgical S.A. (*)	CID001337
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Artha Cipta Langgeng (*)	CID001399
Tin	PT Babel Inti Perkasa (*)	CID001402
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry (*)	CID001419
Tin	PT Belitung Industri Sejahtera (*)	CID001421
Tin	PT BilliTin Makmur Lestari (*)	CID001424
Tin	PT Bukit Timah (*)	CID001428
Tin	PT DS Jaya Abadi (*)	CID001434
Tin	PT Eunindo Usaha Mandiri (*)	CID001438
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Karimun Mining (*)	CID001448
Tin	PT Mitra Stania Prima (*)	CID001453
Tin	PT Panca Mega Persada (*)	CID001457
Tin	PT Prima Timah Utama (*)	CID001458
Tin	PT Refined Bangka Tin (*)	CID001460
Tin	PT Sariwiguna Binasentosa (*)	CID001463
Tin	PT Seirama Tin Investment	CID001466
Tin	PT Stanindo Inti Perkasa (*)	CID001468
Tin	PT Sumber Jaya Indah (*)	CID001471
Tin	PT Timah (Persero) Tbk Kundur (*)	CID001477
Tin	PT Timah (Persero) Tbk Mentok (*)	CID001482
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Tinindo Inter Nusa (*)	CID001490
Tin	PT Tommy Utama (*)	CID001493
Tin	Rui Da Hung (*)	CID001539
Tin	Soft Metais Ltda. (*)	CID001758
Tin	Thaisarco (*)	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. (*)	CID001908
Tin	VQB Mineral and Trading Group JSC (*)	CID002015
Tin	White Solder Metalurgia e Mineração Ltda. (*)	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. (*)	CID002158
Tin	Yunnan Tin Company Limited (*)	CID002180

Metal	Smelter	Smelter ID
Tin	CV Venus Inti Perkasa (*)	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda. (*)	CID002468
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Wahana Perkit Jaya (*)	CID002479
Tin	Melt Metais e Ligas S.A. (*)	CID002500
Tin	PT ATD Makmur Mandiri Jaya (*)	CID002503
Tin	Phoenix Metal Ltd. (*)	CID002507
Tin	O.M. Manufacturing Philippines, Inc. (*)	CID002517
Tin	PT Inti Stania Prima (*)	CID002530
Tin	CV Ayi Jaya (*)	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company (*)	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company (*)	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company (*)	CID002574
Tin	CV Dua Sekawan (*)	CID002592
Tin	CV Tiga Sekawan (*)	CID002593
Tin	PT Cipta Persada Mulia (*)	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company (*)	CID002703
Tin	Resind Indústria e Comércio Ltda. (*)	CID002706
Tin	Metallo-Chimique N.V. (*)	CID002773
Tin	Elmet S.L.U. (*)	CID002774
Tin	PT Bangka Prima Tin (*)	CID002776
Tin	PT Sukses Inti Makmur (*)	CID002816
Tin	PT Kijang Jaya Mandiri (*)	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd. (*)	CID002844
Tin	Gejiu Fengming Metallurgy Chemical Plant (*)	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant (*)	CID002849
Tin	Gejiu Jinye Mineral Company (*)	CID002859
Tungsten	A.L.M.T. TUNGSTEN Corp. (*)	CID000004
Tungsten	Kennametal Huntsville (*)	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. (*)	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. (*)	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd. (*)	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd. (*)	CID000499
Tungsten	Global Tungsten & Powders Corp. (*)	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd. (*)	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. (*)	CID000769
Tungsten	Japan New Metals Co., Ltd. (*)	CID000825
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. (*)	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. (*)	CID000875
Tungsten	Kennametal Fallon (*)	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. (*)	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. (*)	CID002011
Tungsten	Wolfram Bergbau und Hütten AG (*)	CID002044
Tungsten	Xiamen Tungsten Co., Ltd. (*)	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. (*)	CID002095

Metal	Smelter	Smelter ID
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. (*)	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. (*)	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. (*)	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. (*)	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd. (*)	CID002319
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. (*)	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. (*)	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd. (*)	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. (*)	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. (*)	CID002518
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531
Tungsten	Pobedit, JSC (*)	CID002532
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. (*)	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd. (*)	CID002536
Tungsten	H.C. Starck GmbH (*)	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG (*)	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC (*)	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. (*)	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin (*)	CID002578
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji (*)	CID002579
Tungsten	Niagara Refining LLC (*)	CID002589
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd. (*)	CID002647
Tungsten	Hydrometallurg, JSC (*)	CID002649
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City (*)	CID002815
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. (*)	CID002830
Tungsten	ACL Metais Eireli (*)	CID002833
Tungsten	Woltech Korea Co., Ltd. (*)	CID002843

Countries of origin of the conflict minerals these facilities process are believed to include:

Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia,
France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia, Zimbabwe

Due Diligence Improvement Efforts
We will continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a conflict-free supply chain. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence process or reporting needs improvement, we intend to continue the trade relationship while that supplier improves its compliance program. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to the plans described above, we will undertake the following steps during the next reporting period:

•	Continue to collect responses from suppliers using the CMRT.

•
Continue to work directly with our suppliers to provide more complete responses as a number of suppliers have been unable to determine the origin of the 3TG in products or components supplied to us or to determine whether they come from recycled or scrap sources.

•	Continue to support supply chain transparency efforts through our membership in CFSI.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSP.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

Additional Information

The statements above are based on the RCOI process and due diligence performed in good faith by Infinera. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our status with respect to this report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, all instances of conflict minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies in our supply chain going out of business, certification programs being not equally advanced for all industry segments and metals, updated guidance regarding the SEC final rules, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries.